EXHIBIT 99.1

February 28, 2011

Left Behind Games Inc. – Moving Forward with Consensus

Dear Shareholders,

Please read this entire update. It includes valuable information regarding survey results and government regulations regarding the market for our stock.

SURVEY RESULTS

The following information is based upon more than 650 responses to our survey invitations to more than 3,000 past, present or potential shareholders.

According to our most recent survey, the demographic faith make-up of our shareholders is 78% Christian, 14% Catholic, 1% Hindu, 1% Islam, 1% LDS & 5% were either agnostic or did not disclose their choice of faith. 21% of our shareholders expressed a desire to join our prayer team.

If you are a strong believer and supporter of the content we produce, and may be interested in becoming a leader to direct our prayer team, please Contact Us at: http://www.leftbehindgames.com/ContactUs.php.

A total of 8% of shareholders surveyed consider themselves accredited based upon the official determining language. Two-thirds of our investors say they know of our entire product line, while one-third desires to learn more. If you are reading this and want to find out more about our products, go to our online store and click on various products at www.LBGStore.com.

51% of shareholders said they did NOT understand the value of our intellectual property, our Game Titles, Brand and newly acquired MyPraize. It is my hope and expectation many of these shareholders will understand much better after attending our planned multimedia event scheduled for March 10, 2011.

During the recent decline in our price per share, 94% of shareholders surveyed said they sold no shares and 25% indicated they increased their share position by buying shares.

85% of such shareholders indicated support for the content we produce in our games and 33% indicated a desire to be actively involved in promotions. Accordingly, management plans to develop an affiliate program for those interested in coming weeks.

79% of such shareholders have read my last communications with investors and have indicated they are fully in support of management’s direction.

When asked, 80% were not interested in a forward-split dividend, leaving only 20% wanting the benefit. When asked how many were interested in LFBG moving to a larger trading exchange, interest has grown from approximately 50% in November 2010 to 91% in our recent survey. As well, our shareholders favor NASDAQ more than 2 to 1 over NYSE and AMEX. Shareholders were split, however, over the timing of such a move, but nearly all agreed that a reverse-split and move to a larger exchange in 2011 would be a worthy goal AFTER consistent ongoing profitability is maintained.

MANAGEMENT’S DIRECTION

It is therefore management’s plan that no forward-split will occur in the foreseeable future of any kind. And further, no reverse-split will occur in the foreseeable future until after the company has achieved significantly higher revenues, proven sustainabe profitability for at least 3 quarters, and/or has surveyed shareholders to attain a consensus before any such move. It’s obvious from today’s trading that our share price becomes stronger against inappropriate market-forces when shareholders have consensus about the company’s direction. And accordingly, it is my intent to keep consensus whenever possible with regard to all future structural changes or expected improvements.

FILING A PETITION TO THE PCAOB

It was music to my ears to learn that 65% of shareholders surveyed have agreed to sign a petition that would ban the PCAOB from suspending the license of an auditor over the inability to schedule an inspection meeting, without first allowing affected public registrants to pressure their auditors to schedule and attend such inspection meetings for the benefit of all concerned. As a result of the PCAOB’s suspension of our previous auditor, because of their failure to mutually schedule a meeting, the company’s two-year audited financials were deemed unaudited by a licensed firm, resulting in LFBG’s immediate delisting from the OTCBB market place, and in my opinion, the reason market-makers have capitalized on a downward trend in our stock price in spite of record revenues and the announcement of our first operational profit.

PLAN FOR UPCOMING FILINGS

Our staff has responded spectacularly to re-establish credible financials by restating 5 quarterly reports, and by filing a new quarterly report for the period ending 12/31/2010 after hiring a very well respected new audit firm, Malone-Bailey. The company plans to begin work on an amendment to the company’s 3/31/2010 audited financials, which changes it expects not be material from last year’s filing, and produce new audited financials for our upcoming fiscal year ending 3/31/2011.

MARKET MAKERS AND SHORT POSITIONS

Depending upon the frequency that market-makers were covering short positions, prior to today’s trading, according to the Regulation SHO data published by the government (FINRA) daily, there was a minimum short position of 16M shares and a maximum of 93M shares. Considering that our previous daily average was significantly less than the average of these two values, management sees the current legal short position as unsustainable. Management hereby offers its opinion about how to recognize when inappropriate and manipulative shorting is occurring in the open market.

LFBG’S CALL ON THE SEC AND FINRA TO FURTHER ESTABLISH AN ORDERLY MARKET

Management believes that although SEC rules may technically be followed by market-makers, the intent of their manipulation of our stock (and other issues) for their sole benefit of profit at the detriment of shareholders is not legal. And therefore, I am calling on FINRA to investigate how market-makers are illegally following a very traceable pattern in our stock issue and in numerous other issues which have significantly stolen trillions of dollars in funds from the American economy (according to former NY attorney general, Andrew Cuomo). Quite simply, in most cases when the number of shares sold by market-makers to move the price per share lower is equal to a significant multiple of shares necessary to be purchased to move a share price higher, such a disproportionate multiple factor becomes the easiest sign by which to recognize when market-makers are seeking to cover their older short positions with new pressure-placing short positions, in most cases. It is management’s opinion that only through consistent buying of stock and sales performed promptly, can such a collective strategy by investors minimize the damage that market-makers are doing to the market of our issue.

Today, for example, from watching the trading activity, I witnessed what I believe was this disproportionate amount of multiple purchases outweighing the sales of our issue. And accordingly, I’m predicting that today’s Regulation SHO data, to be published in about an hour, will show a significant increase in market-makers’ short positions at http://regsho.finra.org/FORFshvol20110228.txt. Accordingly, all shareholders will be able to see how a prophetic but logical method of recognition can be used to identify violators. As a result of investor confidence, market-makers are attempting to reduce their losses resulting from increased interest in our stock. And despite their efforts, LFBG traded up by 5.2% today.

Management also finds it astounding that the SEC allows market-makers to naked short a bulletin-board or penny-stock, so long as they cover within 3 business days. And worse, the SEC has allowed brokerages to transfer ownership of all certificates into street name (taking it out of the name of individual shareholders) for the sole purpose of pursuing such manipulation. Management’s criticisms of the SEC rules which it believes are opposite to investor interest include the 3 week notification period required before a company can effectuate a split; although the company has no plans to do so at this time. This rule turned the company’s forward-split of October 2009 into an SEC sanctioned pump and dump scheme, which also gave shorters an unfair three weeks to cover without being exposed to the DTCC (Depository Trust & Clearing Corporation).

THE POWERLESS PUBLIC BY DESIGN

In the same way the American public has no right to investigate blatant violations of public trust by the Federal Reserve, despite an inquisition of the Inspector General by Congress witnessed at: http://www.youtube.com/watch?v=PXlxBeAvsB8, the DTCC which oversees the clearing of stocks by banks is also overseen by the very banks they are bound to provide oversight. Just look at their Board at: http://www.dtcc.com/about/governance/board.php and notice the titles of numerous directors. In a Bloomberg special report since the banking debacle, it is estimated that 1% of all trades in the public markets are illegal. Because most people are unaware of how the Federal Reserve, DTCC and other institutions have been legally structured, despite their unethical make-up, corruption continues in government and within the banking industry, despite cries from investors who have lost so much. However, my very publication of these facts is evidence, I believe, that a significant and growing percentage of Americans are becoming savvy to what’s really going on.

Are bankers finally going to be held responsible, or are they and the government going to continue to demonize CEOs like myself who have bet everything they own for the benefit of their shareholders? Until the government allows me to correct my stated compensation of more than $3 million in stock-based compensation in 2009, despite the fact that I haven’t received a penny of it, and it’s present-day value is less than 1/10th that, I will continue to fight for fair accounting rules and market integrity.

HOPE IN OUR FEDERAL REGULATORS

In 2009, after I discovered a 9 million share naked short position in our stock, my complaints to FINRA were successful in helping to significantly reduce illegal naked shorting in our issue and in the market at-large. And it is this past experience that I have hope our cries will be met by these same people within the government who clearly desire to improve the integrity of our public markets for the benefit of all investors, despite forces which oppose their efforts.

FINANCIAL ADVISORS

Although the foregoing opinions are that of management, the company hereby directs all investors to follow the advice of their licensed financial advisors. And accordingly, no investor shall have any right to claim LFBG has made any attempt to direct their purchases or sales of stock. But instead, done its best to reveal observations it has made in open market trading and gaps in the oversight of agencies.

INVESTOR CONSENSUS AND FUTURE INVESTOR QUESTIONS

And finally, in an effort to continue to grow consensus among our investors, it is my intent to respond directly to investor questions through such future shareholder letters which are communicated in accordance with Regulation FD. If you have a question for me or our Board of Directors, please send in your questions no later than the 1st of each month; in this case, by the end of day tomorrow. We will attempt to provide responses promptly in the first week of each month.

MISSION STATEMENT CHANGED

The following represents our new Company Mission Statement.

Left Behind Games Inc. is a publicly-traded exclusive publisher of Christian modern media. It is the world leader in the publication of Christian video games and a Christian social network provider. Trade names include Inspired Media Entertainment, LB Games®, Cloud 9 Games® and MyPraize®. The company and its subsidiaries produce quality interactive experiences including entertainment products that perpetuate positive values and appeal to faith-based and mainstream audiences.

NEW HOME PAGE

We have recently updated our home page to feature some of our high-quality Christian games. Please support our efforts by purchasing our products for yourselves, your families, loved ones and local church youth and preschool groups. To find out more, go to: www.LBGames.com.

With respect and kindest regards,
Troy Lyndon
Chairman & Chief Executive Officer
Left Behind Games Inc.
(LB Games®, Inspired Media Entertainment, Cloud 9 Games® & MyPraize®)

Safe Harbor Statement under the U. S. Private Securities Litigation Reform Act of 1995: This letter contains forward-looking statements which express the current beliefs and expectations of Left Behind Games' management. Such statements are subject to a number of known and unknown risks and uncertainties that could cause Left Behind Games' future results, performance or achievements to differ significantly from the results, performance or achievements expressed or implied by such forward-looking statements. Other important factors that may cause actual results to differ materially from the forward-looking statements are discussed in the "Risk Factors" section of previous annual reports, which are on file with the Securities and Exchange Commission. Forward-looking statements speak only as of the date on which they are made and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.